Exhibit 1.01

Stereotaxis, Inc.

Conflict Minerals Report

For The Year Ended December 31, 2025

Introduction

This Conflict Minerals Report for Stereotaxis, Inc. (“Stereotaxis”, “we,” “us,” and “our”) is for the period from January 1 to December 31, 2025 and is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule”). Terms used in this report are defined in the Rule and Form SD. Refer to those sources and to SEC Release No. 34-67716 issued by the Securities and Exchange Commission on August 22, 2012 for such definitions.

Stereotaxis designs, manufactures and markets robotic systems, instruments and information systems for the interventional laboratory. Our proprietary robotic technology, Robotic Magnetic Navigation, fundamentally transforms endovascular interventions using precise computer-controlled magnetic fields to directly control the tip of flexible interventional catheters or devices. Direct control of the tip of an interventional device, in contrast to all manual hand-held devices that are controlled from their handle, can improve the precision, stability, reach and safety of these devices during procedures.

Our primary products include the Genesis RMN and the GenesisX RMN Systems, the Synchrony & SynX Solutions, various interventional devices under the Map-iT, MAGiC and EMAGIN brands, and other related devices. Through our strategic relationships with fluoroscopy system manufacturers, providers of catheters and electrophysiology mapping systems, and other parties, we offer our customers x-ray systems and other accessory diagnostic and therapeutic devices.

The Genesis RMN and the GenesisX RMN Systems are designed to enable physicians to complete complex interventional procedures by providing image-guided delivery of catheters through the blood vessels and chambers of the heart to treatment sites. This is achieved using externally applied magnetic fields that govern the motion of the working tip of the catheter, resulting in improved navigation, efficient procedures, and reduced x-ray exposure. The GenesisX RMN System, the latest generation of the Genesis RMN System, is designed to enhance the accessibility of Robotic Magnetic Navigation by reducing the lengthy construction cycle necessary to install prior generation RMN systems.

The Synchrony system is designed to digitize and modernize the interventional catheter lab. Synchrony’s ultra-high-definition display consolidates the viewing and control of all disparate systems in the lab, offering an enhanced procedure experience with custom layouts, streamlined workflows, an intuitive user interface, and a decluttered environment. Synchrony digitizes the video streams with full fidelity and ultra-low latency, offering crystal-clear visualization. Its architecture allows obsolescence protection for labs as new technologies are introduced in the future. Synchrony is made available with SynX, a cloud-based HIPAA and GDPR-compliant app that allows for secure remote connectivity, collaboration, recording, and monitoring of the cath lab. These technologies are sold alongside RMN systems and as stand-alone solutions.

This Report describes the process and results of Stereotaxis’ Conflict Minerals program. Stereotaxis performed a Reasonable Country of Origin Inquiry (RCOI) to determine the source of necessary conflict minerals in our products, and in accordance with the Rule then undertook due diligence measures on the source and chain of custody of those necessary conflict minerals. The purpose of this due diligence was to determine if any of the necessary conflict minerals originated from the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively defined as the “Covered Countries”) and may not have come from recycled or scrap sources, as part of determining whether such products may be considered “DRC conflict free.” Stereotaxis does not directly source minerals or transact with smelters or refiners.

Consistent with the provisions of the Rule, this Conflict Minerals Report has not been audited by an independent private sector auditor.

Design of Conflict Minerals Program and Due Diligence Process

Stereotaxis has a Conflict Minerals program designed to be in conformance with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 3rd Edition, including the Supplement on Tin, Tantalum and Tungsten, and the Supplement on Gold (collectively, the “OECD Guidance”). In the context of the OECD Guidance Stereotaxis is a “downstream company” in the conflict minerals supply chain. Summarized below are the five due diligence steps taken which align with the OECD Guidance five-step framework:

1.	Maintained a strong company management system:

	a)	We have a Conflict Minerals Policy. It can be found on our website at http://www.stereotaxis.com/legal/.
	b)	We have an internal cross-functional Conflict Minerals team that oversees the implementation of our Conflict Minerals program. The status of our Conflict Minerals program is reviewed with senior management. We maintain records relating to our Conflict Minerals program.
	c)	We have a system of controls and transparency over our supply chain using the industry-standard Conflict Minerals Reporting Template (“CMRT”), which is a supply chain survey designed to identify the maturity of our suppliers’ conflict minerals programs and identify the smelters and refiners that process the necessary conflict minerals contained in their products.
	d)	We have informed our suppliers of our company policy, and our commitment to be aligned with DRC conflict-free sourcing principles. Where suppliers are unaware of conflict minerals regulations or have an immature process, we seek to educate them.
	e)	We have a company-level grievance mechanism whereby anyone can confidentially call or email a concern or report a violation of a policy. Refer to the Stereotaxis Code of Conduct Handbook in the Ethics and Commitment section of our website at http://www.stereotaxis.com/legal/.

2. Identified and assessed risks in the conflict minerals supply chain:

a)	We identified conflict minerals risks in our supply chain:

	○	We identified all direct suppliers that supply us with products that might contain Conflict Minerals intentionally added and necessary for the functionality of those products.
	○	We conducted a Reasonable Country of Origin Inquiry (RCOI) with relevant suppliers of parts and materials used in products manufactured by Stereotaxis.
	○	We requested our direct suppliers provide us with a completed industry-standard CMRT. The CMRT includes a section identifying evidence of an active corporate conflict minerals program/policy by each respective supplier, as well as a list of Smelters or Refiners in the supplier’s conflict mineral supply chain.
	○	We followed up with unresponsive suppliers, making multiple attempts to obtain information.
	○	We reviewed CMRTs and any other documentation provided by our suppliers for completeness and reasonableness. We categorized suppliers according to the responses provided.

b)	We assessed risks of adverse impacts by actively working to discontinue sourcing products from upstream suppliers when we identified a reasonable risk that they are sourcing from, or linked to any party committing serious abuses, consistent with Annex II of the OECD Guidance.

3. Designed and implemented a strategy to respond to identified risks:

a)	We identified the results of our RCOI and identified high risk suppliers to senior management.
b)	We have a risk management plan that includes seeking to reduce or eliminate high risk suppliers.
c)	We have an ongoing risk reduction and management program, which includes a goal that all future product designs are DRC conflict free, periodically reviewing and updating the conflict minerals status of our existing products and striving over time to reduce or eliminate non-conflict-free minerals from the supply chain.
d)	We monitored, and will continue to monitor changes in supplier conflict minerals status, as circumstances change with suppliers and as conflict minerals status ripples through the supply chain to end item manufacturers such as Stereotaxis.

4. Carried out independent third-party audit of supply chain due diligence at identified points in the supply chain:

a)	We engage a third-party which has a comprehensive Verification, Outreach and Due Diligence Process which provides us with detailed information and audit results related to the smelters or refiners in our supply chain.

5. Reported on supply chain due diligence:

a)	We publicly communicated our Conflict Minerals Sourcing Policy on our company website at http://www.stereotaxis.com/legal/.
b)	We publicly disclosed this Conflict Minerals Report on our company website at http://www.stereotaxis.com/legal/.
c)	As allowed by the Rule, obtaining an independent private sector audit of this Report was not required.

The content of any website referred to in this Report is included for general information only and is not incorporated by reference in this Report.

Reasonable Country of Origin Inquiry Results

Following the Conflict Minerals program described above, Stereotaxis identified the suppliers and original equipment manufacturers in our direct supply chain who provide us with components, materials and assemblies where Conflict Minerals are present and necessary to functionality, or for which we were unsure whether the materials or components contained Conflict Minerals. We performed a RCOI with 139 suppliers and requested each of them to supply us with a CMRT. 83 of those suppliers provided us with a CMRT (an approximately 60% response rate). The incomplete response rate is a limitation on the comprehensiveness of our smelter identification and due diligence findings.

The CMRTs we received contained a large number of smelter or refiner names for the facilities these suppliers and their upstream suppliers use to process Conflict Minerals, as well as the specific Conflict Mineral(s) used in their products. After correction, review, and removal of duplicate or alternate names, and elimination of entities we determined were not actually smelters or refiners, and elimination of entities for which we were unable to determine if they were a relevant smelter or refiner, we identified 360 unique smelters.

Stereotaxis expects our suppliers to provide CMRTs that represent their good faith effort to document their supply chain. We do not audit our suppliers’ process for doing RCOI, due diligence, or correctly reporting smelters in their supply chain. Therefore, the Stereotaxis smelter list, which is derived from all our suppliers’ smelter lists, could contain inaccuracies as a result. As nearly all of our suppliers report their supply chain at a company level, and not at the product level, they may be reporting to Stereotaxis via their CMRTs smelters or refiners that are not in the supply chain for the actual products that Stereotaxis procures from them, leading to the potential for identifying smelters or refiners that are not actually in our supply chain for the products we procure. Industry-wide limitations in CMRT data, including upstream opacity and inconsistent supplier maturity, inherently constrain the precision of smelter identification.

Of the 360 identified smelters or refiners in our supply chain, our analysis leads us to believe that:

●	43 smelters are known to source, or there is reason to believe they may source, Conflict Minerals from the Covered Countries.
●	76 smelters have unknown countries of origin for their minerals, and are also not certified as conformant. Therefore, we cannot, at this time, determine whether or not any of those smelters might have sourced Conflict Minerals from the Covered Countries.

In accordance with the SEC final rules for Conflict Minerals sourced from Covered Countries, because some smelters in our supply chain were identified as sourcing from Covered Countries, Stereotaxis is required to exercise, and has exercised, due diligence on the Conflict Minerals’ source and chain of custody. Additionally, Stereotaxis is required to follow, and has followed, a nationally or internationally recognized due diligence framework (specifically the OECD Guidance) and report the results thereof in a Conflict Minerals report.

Due Diligence Process Results

Of the 43 smelters in our supply chain that are known to source Conflict Minerals from the Covered Countries, Stereotaxis’ due diligence review indicates:

●	37 smelters are classified as RMAP-Conformant, meaning they have successfully completed an independent third-party audit under the Responsible Minerals Assurance Process (RMAP) administered by the Responsible Minerals Initiative (RMI). These smelters are considered conformant with the OECD Due Diligence Guidance. In addition, 6 of these 37 smelters also hold London Bullion Market Association (LBMA) Responsible Gold Certifications.
●	1 tungsten smelter is classified as RMAP-Active, indicating that it is currently participating in the RMAP audit program but has not yet completed the assessment or achieved conformance.
●	5 smelters are not enrolled in any recognized responsible sourcing audit program, and we have no information indicating that they are pursuing RMAP conformance at this time.

Based on supplier responses to our RCOI and the results of our due diligence, we were unable to determine that all smelters identified by our suppliers are RMAP-Conformant or otherwise free of risk associated with sourcing from the Covered Countries.

Stereotaxis did not terminate any supplier relationship solely due to the supplier’s sourcing of Conflict Minerals from the Covered Countries, as we support responsible mineral trade in the DRC region.

Product Determination

Based on the responses received from our suppliers as part of our RCOI and due diligence efforts, we were not able to confirm the complete identification of all smelters in our supply chain, nor determine that all smelters reported by our suppliers are RMAP-Conformant or otherwise free of all risk associated with sourcing from the Covered Countries.

Facility and Mine Information

The table below identifies the smelter or refiner facilities that, to the extent known as a result of our RCOI process, may have processed the necessary conflict minerals contained in our products. A “Yes” entry in the rightmost column indicates the smelter or refiner has been designated as RMAP-Conformant by an independent third-party audit program.

Metal	Smelter or Refiner Name	RMI Smelter ID	Smelter Or Refiner Location	Conformant Smelter

Gold	8853 S.p.A.	CID002763	Italy	Yes
Gold	ABC Refinery Pty Ltd.	CID002920	Australia	Yes
Gold	Abington Reldan Metals, LLC	CID002708	United States Of America	Yes
Gold	Advanced Chemical Company	CID000015	United States Of America	Yes
Gold	African Gold Refinery (*)	CID003185	Uganda
Gold	Agosi AG	CID000035	Germany	Yes
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Japan	Yes
Gold	Al Etihad Gold Refinery DMCC	CID002560	United Arab Emirates	Yes
Gold	Albino Mountinho Lda.	CID002760	Portugal
Gold	Alexy Metals	CID003500	United States Of America
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan	Yes
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Brazil	Yes
Gold	Argor-Heraeus S.A.	CID000077	Switzerland	Yes
Gold	ASAHI METALFINE, Inc.	CID000082	Japan	Yes
Gold	Asahi Refining Canada Ltd.	CID000924	Canada	Yes
Gold	Asahi Refining USA Inc.	CID000920	United States Of America	Yes
Gold	Asaka Riken Co., Ltd.	CID000090	Japan	Yes

Metal	Smelter or Refiner Name	RMI Smelter ID	Smelter Or Refiner Location	Conformant Smelter

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Turkey
Gold	Attero Recycling Pvt Ltd	CID004697	India
Gold	AU Traders and Refiners	CID002850	South Africa
Gold	Augmont Enterprises Private Limited	CID003461	India
Gold	Aurubis AG	CID000113	Germany	Yes
Gold	Bangalore Refinery	CID002863	India	Yes
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines	Yes
Gold	Boliden Mineral AB (Ronnskar)	CID000157	Sweden	Yes
Gold	C. Hafner GmbH + Co. KG	CID000176	Germany	Yes
Gold	Caridad	CID000180	Mexico
Gold	Cendres + Metaux S.A.	CID000189	Switzerland	Yes
Gold	CGR Metalloys Pvt Ltd.	CID003382	India
Gold	Chimet S.p.A.	CID000233	Italy	Yes
Gold	Chugai Mining	CID000264	Japan	Yes
Gold	Coimpa Industrial LTDA	CID004010	Brazil	Yes
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	China	Yes
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Germany
Gold	Dijllah Gold Refinery FZC	CID003348	United Arab Emirates
Gold	Dongwu Gold Group	CID003663	China	Yes
Gold	Dowa	CID000401	Japan	Yes
Gold	DSC (Do Sung Corporation)	CID000359	Korea, Republic Of	Yes
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Japan	Yes
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Japan	Yes
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Japan	Yes
Gold	Elite Industech Co., Ltd.	CID004755	Taiwan, Province Of China	Yes
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	India
Gold	Emirates Gold DMCC	CID002561	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	CID002515	Zimbabwe
Gold	Fujairah Gold FZC	CID002584	United Arab Emirates
Gold	GG Refinery Ltd.	CID004506	Tanzania, United Republic Of	Yes
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852	India
Gold	Glencore Canada Corporation - CCR Refinery	CID000185	Canada	Yes
Gold	Gold by Gold Colombia	CID003641	Colombia	Yes
Gold	Gold Coast Refinery	CID003186	Ghana

Metal	Smelter or Refiner Name	RMI Smelter ID	Smelter Or Refiner Location	Conformant Smelter

Gold	Gold Corporation - The Perth Mint	CID002030	Australia	Yes
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	China	Yes
Gold	Guangdong Jinding Gold Limited	CID002312	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	China
Gold	Heimerle + Meule GmbH	CID000694	Germany	Yes
Gold	Heraeus Germany GmbH Co. KG	CID000711	Germany	Yes
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	China	Yes
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	China
Gold	HwaSeong CJ CO., LTD.	CID000778	Korea, Republic Of
Gold	Impala Platinum - Base Metal Refinery (BMR)	CID004604	South Africa	Yes
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	CID004714	South Africa	Yes
Gold	Impala Platinum - Rustenburg Smelter	CID004610	South Africa	Yes
Gold	Industrial Refining Company	CID002587	Belgium
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	China	Yes
Gold	International Precious Metal Refiners	CID002562	United Arab Emirates	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan	Yes
Gold	Istanbul Gold Refinery	CID000814	Turkey	Yes
Gold	Italpreziosi	CID002765	Italy	Yes
Gold	JALAN & Company	CID002893	India
Gold	Japan Mint	CID000823	Japan	Yes
Gold	Jiangxi Copper Co., Ltd.	CID000855	China	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Russian Federation
Gold	JSC Novosibirsk Refinery	CID000493	Russian Federation
Gold	JSC Uralelectromed	CID000929	Russian Federation
Gold	JX Advanced Metals Corporation	CID000937	Japan	Yes
Gold	K.A. Rasmussen	CID003497	Norway
Gold	Kaloti Precious Metals	CID002563	United Arab Emirates
Gold	Kazakhmys Smelting LLC	CID000956	Kazakhstan
Gold	Kazzinc Ltd	CID000957	Kazakhstan	Yes
Gold	Kennecott Utah Copper LLC	CID000969	United States Of America	Yes
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Poland	Yes
Gold	Kojima Chemicals Co., Ltd.	CID000981	Japan	Yes
Gold	Korea Zinc Co., Ltd.	CID002605	Korea, Republic Of	Yes
Gold	Kundan Care Products Ltd.	CID003463	India
Gold	Kyrgyzaltyn JSC	CID001029	Kyrgyzstan	Yes
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Russian Federation

Metal	Smelter or Refiner Name	RMI Smelter ID	Smelter Or Refiner Location	Conformant Smelter

Gold	L’azurde Company For Jewelry	CID001032	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	CID001056	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	China
Gold	L’Orfebre S.A.	CID002762	Andorra
Gold	LS MnM Inc.	CID001078	Korea, Republic Of	Yes
Gold	LT Metal Ltd.	CID000689	Korea, Republic Of	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	China
Gold	Marsam Metals	CID002606	Brazil
Gold	Materion	CID001113	United States Of America	Yes
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Japan	Yes
Gold	MD Overseas	CID003548	India
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	South Africa	Yes
Gold	Metallix Refining Inc.	CID003557	United States Of America
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	China	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	China	Yes
Gold	Metalor Technologies S.A.	CID001153	Switzerland	Yes
Gold	Metalor USA Refining Corporation	CID001157	United States Of America	Yes
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Mexico	Yes
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	CID005014	Peru
Gold	Mitsubishi Materials Corporation	CID001188	Japan	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Japan	Yes
Gold	MKS PAMP SA	CID001352	Switzerland	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	India	Yes
Gold	Modeltech Sdn Bhd	CID002857	Malaysia
Gold	Morris and Watson	CID002282	New Zealand
Gold	Moscow Special Alloys Processing Plant	CID001204	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Turkey	Yes
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan	Yes
Gold	NH Recytech Company	CID003189	Korea, Republic Of	Yes
Gold	Nihon Material Co., Ltd.	CID001259	Japan	Yes
Gold	NOBLE METAL SERVICES	CID003690	United States Of America
Gold	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	CID002779	Austria	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan	Yes
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326	Russian Federation
Gold	Pease & Curren	CID002872	United States Of America
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	China
Gold	Planta Recuperadora de Metales SpA	CID002919	Chile	Yes

Metal	Smelter or Refiner Name	RMI Smelter ID	Smelter Or Refiner Location	Conformant Smelter

Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia	Yes
Gold	PX Precinox S.A.	CID001498	Switzerland	Yes
Gold	QG Refining, LLC	CID003324	United States Of America
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa	Yes
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	China
Gold	REMONDIS PMR B.V.	CID002582	Netherlands	Yes
Gold	Royal Canadian Mint	CID001534	Canada	Yes
Gold	SAAMP	CID002761	France	Yes
Gold	Sabin Metal Corp.	CID001546	United States Of America
Gold	Safimet S.p.A	CID002973	Italy	Yes
Gold	SAFINA A.S.	CID002290	Czechia	Yes
Gold	Sai Refinery	CID002853	India
Gold	SAM Precious Metals FZ-LLC	CID003666	United Arab Emirates	Yes
Gold	Samduck Precious Metals	CID001555	Korea, Republic Of
Gold	SAMWON METALS Corp.	CID001562	Korea, Republic Of
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Spain	Yes
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	China	Yes
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China	Yes
Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750	China	Yes
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CID004435	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	China
Gold	Shirpur Gold Refinery Ltd.	CID002588	India
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China	Yes
Gold	Singway Technology Co., Ltd.	CID002516	Taiwan, Province Of China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Russian Federation
Gold	Solar Applied Materials Technology Corp.	CID001761	Taiwan, Province Of China	Yes
Gold	SOLEIL METALS (Chala One Plant)	CID004704	Peru
Gold	SOLEIL METALS (YAKARI Plant)	CID004705	Peru
Gold	Sovereign Metals	CID003383	India
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Lithuania
Gold	Sudan Gold Refinery	CID002567	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan	Yes
Gold	SungEel HiMetal Co., Ltd.	CID002918	Korea, Republic Of	Yes

Metal	Smelter or Refiner Name	RMI Smelter ID	Smelter Or Refiner Location	Conformant Smelter

Gold	Super Dragon Technology Co., Ltd.	CID001810	Taiwan, Province Of China
Gold	T.C.A S.p.A	CID002580	Italy	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan	Yes
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	CID004491	India
Gold	Tokuriki Honten Co., Ltd.	CID001938	Japan	Yes
Gold	Tongling Nonferrous Jinguan (Ausmelt) Copper Industry	CID001947	China
Gold	TOO Tau-Ken-Altyn	CID002615	Kazakhstan	Yes
Gold	Torecom	CID001955	Korea, Republic Of
Gold	Umicore Precious Metals Thailand	CID002314	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Belgium	Yes
Gold	United Precious Metal Refining, Inc.	CID001993	United States Of America	Yes
Gold	Valcambi S.A.	CID002003	Switzerland	Yes
Gold	WEEEREFINING	CID003615	France
Gold	WIELAND Edelmetalle GmbH	CID002778	Germany	Yes
Gold	Yamakin Co., Ltd.	CID002100	Japan	Yes
Gold	Yokohama Metal Co., Ltd.	CID002129	Japan	Yes
Gold	Yunnan Copper Southwest Copper Branch	CID000197	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China	Yes
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CID002243	China	Yes
Tantalum	5D Production OU	CID003926	Estonia
Tantalum	AMG Brasil	CID001076	Brazil	Yes
Tantalum	D Block Metals, LLC	CID002504	United States Of America	Yes
Tantalum	F&X Electro-Materials Ltd.	CID000460	China	Yes
Tantalum	FIR Metals & Resource Ltd.	CID002505	China	Yes
Tantalum	Global Advanced Metals Aizu	CID002558	Japan	Yes
Tantalum	Global Advanced Metals Boyertown	CID002557	United States Of America	Yes
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	China	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	China	Yes
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CID004813	China
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	China	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	China	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China	Yes
Tantalum	KEMET de Mexico	CID002539	Mexico	Yes
Tantalum	Materion Newton Inc.	CID002548	United States Of America	Yes

Metal	Smelter or Refiner Name	RMI Smelter ID	Smelter Or Refiner Location	Conformant Smelter

Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	India	Yes
Tantalum	Mineracao Taboca S.A.	CID001175	Brazil	Yes
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China	Yes
Tantalum	NPM Silmet OU	CID001200	Estonia	Yes
Tantalum	PowerX Ltd.	CID004054	Rwanda	Yes
Tantalum	QuantumClean	CID001508	United States Of America	Yes
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Brazil	Yes
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	China	Yes
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	CID001869	Japan	Yes
Tantalum	TANIOBIS Co., Ltd.	CID002544	Thailand	Yes
Tantalum	TANIOBIS GmbH	CID002545	Germany	Yes
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Japan	Yes
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Germany	Yes
Tantalum	Telex Metals	CID001891	United States Of America	Yes
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan	Yes
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	China	Yes
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508	China	Yes
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	China	Yes
Tin	Alpha Assembly Solutions Inc	CID000292	United States Of America	Yes
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Viet Nam
Tin	Aurubis Beerse	CID002773	Belgium	Yes
Tin	Aurubis Berango	CID002774	Spain	Yes
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	China	Yes
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	China	Yes
Tin	China Tin Group Co., Ltd.	CID001070	China	Yes
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Brazil
Tin	CRM Synergies EMEA, S.L.U.	CID003524	Spain	Yes
Tin	CV Ayi Jaya	CID002570	Indonesia	Yes
Tin	Dongguan Best Alloys Co., Ltd.	CID000377	China	Yes
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	China
Tin	Dowa	CID000402	Japan	Yes
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Viet Nam

Metal	Smelter or Refiner Name	RMI Smelter ID	Smelter Or Refiner Location	Conformant Smelter

Tin	EM Vinto	CID000438	Bolivia (Plurinational State Of)	Yes
Tin	Estanho de Rondonia S.A.	CID000448	Brazil	Yes
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Brazil	Yes
Tin	Fenix Metals	CID000468	Poland	Yes
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	China
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	China
Tin	Global Advanced Metals Greenbushes Pty Ltd.	CID004754	Australia	Yes
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	China	Yes
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	China	Yes
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	China
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CID004796	China
Tin	Luna Smelter, Ltd.	CID003387	Rwanda	Yes
Tin	Ma’anshan Weitai Tin Co., Ltd.	CID003379	China
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468	Brazil	Yes
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	CID004434	Malaysia	Yes
Tin	Melt Metais e Ligas S.A.	CID002500	Brazil
Tin	Metallic Resources, Inc.	CID001142	United States Of America	Yes
Tin	Mineracao Taboca S.A.	CID001173	Brazil	Yes
Tin	Mining Minerals Resources SARL	CID004065	Congo, Democratic Republic Of The	Yes
Tin	Minsur	CID001182	Peru	Yes
Tin	Mitsubishi Materials Corporation	CID001191	Japan	Yes
Tin	Modeltech Sdn Bhd	CID002858	Malaysia
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Viet Nam
Tin	Novosibirsk Tin Combine	CID001305	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand	Yes
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines	Yes
Tin	Operaciones Metalurgicas S.A.	CID001337	Bolivia (Plurinational State Of)	Yes
Tin	P Kay Metal, Inc	CID005189	United States Of America	Yes
Tin	Pongpipat Company Limited	CID003208	Myanmar

Metal	Smelter or Refiner Name	RMI Smelter ID	Smelter Or Refiner Location	Conformant Smelter

Tin	Precious Minerals and Smelting Limited	CID003409	India
Tin	PT Aries Kencana Sejahtera	CID000309	Indonesia
Tin	PT Arsed Indonesia	CID005067	Indonesia	Yes
Tin	PT Artha Cipta Langgeng	CID001399	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Indonesia	Yes
Tin	PT Bangka Prima Tin	CID002776	Indonesia	Yes
Tin	PT Cipta Persada Mulia	CID002696	Indonesia	Yes
Tin	PT Masbro Alam Stania	CID003380	Indonesia
Tin	PT Mitra Graha Raya	CID004685	Indonesia
Tin	PT Mitra Stania Prima	CID001453	Indonesia	Yes
Tin	PT Mitra Sukses Globalindo	CID003449	Indonesia	Yes
Tin	PT Panca Mega Persada	CID001457	Indonesia
Tin	PT Premium Tin Indonesia	CID000313	Indonesia	Yes
Tin	PT Prima Timah Utama	CID001458	Indonesia	Yes
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	Indonesia	Yes
Tin	PT Rajehan Ariq	CID002593	Indonesia	Yes
Tin	PT Timah Tbk Kundur	CID001477	Indonesia	Yes
Tin	PT Timah Tbk Mentok	CID001482	Indonesia	Yes
Tin	Resind Industria e Comercio Ltda.	CID002706	Brazil	Yes
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	CID004692	India
Tin	Rui Da Hung	CID001539	Taiwan, Province Of China	Yes
Tin	Super Ligas	CID002756	Brazil	Yes
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	CID004403	Japan	Yes
Tin	Thaisarco	CID001898	Thailand	Yes
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	China	Yes
Tin	Tin Technology & Refining	CID003325	United States Of America	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Viet Nam
Tin	VQB Mineral and Trading Group JSC	CID002015	Viet Nam
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Brazil	Yes
Tin	Woodcross Smelting Company Limited	CID004724	Uganda	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	China	Yes
Tungsten	A.L.M.T. Corp.	CID000004	Japan	Yes
Tungsten	ACL Metais Eireli	CID002833	Brazil
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Brazil
Tungsten	Artek LLC	CID003553	Russian Federation
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam	Yes

Metal	Smelter or Refiner Name	RMI Smelter ID	Smelter Or Refiner Location	Conformant Smelter

Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641	China	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China	Yes
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	China
Tungsten	Cronimet Brasil Ltda	CID003468	Brazil	Yes
Tungsten	DONGKUK INDUSTRIES CO., LTD.	CID004060	Korea, Republic Of
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	China	Yes
Tungsten	Global Tungsten & Powders LLC	CID000568	United States Of America	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	China	Yes
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany	Yes
Tungsten	HANNAE FOR T Co., Ltd.	CID003978	Korea, Republic Of
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417	China	Yes
Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769	China
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513	China
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	CID000825	Japan	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China	Yes
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	China	Yes
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CID002313	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	China	Yes
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China	Yes
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	CID005012	Taiwan, Province Of China	Yes
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	CID003408	Russian Federation
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	CID004619	Viet Nam	Yes
Tungsten	Kennametal Fallon	CID000966	United States Of America	Yes
Tungsten	Kennametal Huntsville	CID000105	United States Of America	Yes
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	CID005017	Lao People’s Democratic Republic
Tungsten	Lianyou Advanced Materials Co., Ltd.	CID004397	Taiwan, Province Of China	Yes
Tungsten	Lianyou Metals Co., Ltd.	CID003407	Taiwan, Province Of China	Yes
Tungsten	LLC Vostok	CID003643	Russian Federation
Tungsten	MALAMET SMELTING SDN. BHD.	CID004056	Malaysia
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	China	Yes
Tungsten	Masan High-Tech Materials	CID002543	Viet Nam	Yes

Metal	Smelter or Refiner Name	RMI Smelter ID	Smelter Or Refiner Location	Conformant Smelter

Tungsten	Moliren Ltd.	CID002845	Russian Federation
Tungsten	Nam Viet Cromit Joint Stock Company	CID004034	Viet Nam
Tungsten	Niagara Refining LLC	CID002589	United States Of America	Yes
Tungsten	NPP Tyazhmetprom LLC	CID003416	Russian Federation
Tungsten	OOO “Technolom” 1	CID003614	Russian Federation
Tungsten	OOO “Technolom” 2	CID003612	Russian Federation
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	CID004797	Philippines	Yes
Tungsten	Philippine Carreytech Metal Corp.	CID004438	Philippines
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Philippines	Yes
Tungsten	S.P.T. spol.s r.o.	CID005068	Czechia	Yes
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430	China	Yes
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	Germany	Yes
Tungsten	Tungamoy Metals Inc.	CID005248	Korea, Republic Of	Yes
Tungsten	Tungsten Vietnam Joint Stock Company	CID003993	Viet Nam	Yes
Tungsten	Unecha Refractory Metals Plant	CID002724	Russian Federation
Tungsten	Uzbekistan Technological Metallurgical Complex JSC	CID002660	Uzbekistan
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Austria	Yes
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China	Yes
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662	China

(*) Multiple direct suppliers reported the presence of this entity (African Gold Refinery, CID003185) (“AGR”) that was sanctioned on March 17, 2022 by the United States Department of Treasury, Office of Foreign Assets Control, in their supply chains. Because of the over-reporting nature of the industry CMRT information collection process, including near-universal reporting at the company level as opposed to at the product level, and the nature of the supply chains and goods, we are unable to confirm whether this, or any other, smelter or refiner is or was active in our supply chain. Stereotaxis has not identified any direct transactions or contractual relationships with AGR and does not knowingly engage with OFAC-sanctioned entities. Stereotaxis has communicated its expectations regarding compliance with applicable sanctions regulations to its suppliers.

Smelters or Refiners That Sourced from the Covered Countries

The table below lists the smelter or refiner facilities which, to the extent known, processed the necessary conflict minerals in our products or products produced by companies in our supply chain that were sourced from the Covered Countries, and hence were subject to due diligence.

The Conformant Certification designations in the table are:

●	LBMA: The smelter has obtained a Responsible Gold Certification from the London Bullion Market Association (LBMA).
●	RMAP: The smelter has an active certification or is in the process of renewing their certification as a conformant smelter in the Responsible Minerals Assurance Process (RMAP) from the Responsible Minerals Initiative (RMI).
●	RMAP-Active: The smelter is actively participating in the Responsible Minerals Assurance Process (RMAP) audit program but has not yet completed the audit or been designated as RMAP-Conformant.

Metal	Smelter or Refiner Name	RMI Smelter ID	Smelter Or Refiner Location	Conformant Certifications

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan	LBMA, RMAP
Gold	Asaka Riken Co., Ltd.	CID000090	Japan	RMAP
Gold	Glencore Canada Corporation - CCR Refinery	CID000185	Canada	LBMA, RMAP
Gold	Jiangxi Copper Co., Ltd.	CID000855	China	LBMA, RMAP
Gold	Mitsubishi Materials Corporation	CID001188	Japan	LBMA, RMAP
Gold	Nihon Material Co., Ltd.	CID001259	Japan	LBMA, RMAP
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa	LBMA, RMAP
Gold	Samduck Precious Metals	CID001555	Korea, Republic Of
Tantalum	AMG Brasil	CID001076	Brazil	RMAP
Tantalum	F&X Electro-Materials Ltd.	CID000460	China	RMAP
Tantalum	Global Advanced Metals Aizu	CID002558	Japan	RMAP
Tantalum	Global Advanced Metals Boyertown	CID002557	United States Of America	RMAP
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	China	RMAP
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China	RMAP
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	China	RMAP
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China	RMAP
Tantalum	KEMET de Mexico	CID002539	Mexico	RMAP
Tantalum	Materion Newton Inc.	CID002548	United States Of America	RMAP
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China	RMAP
Tantalum	Taki Chemical Co., Ltd.	CID001869	Japan	RMAP
Tantalum	TANIOBIS Co., Ltd.	CID002544	Thailand	RMAP
Tantalum	TANIOBIS GmbH	CID002545	Germany	RMAP
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Japan	RMAP
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Germany	RMAP
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan	RMAP
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	China	RMAP
Tin	Aurubis Beerse	CID002773	Belgium	RMAP
Tin	EM Vinto	CID000438	Bolivia (Plurinational State Of)	RMAP
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468	Brazil	RMAP
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia

Metal	Smelter or Refiner Name	RMI Smelter ID	Smelter Or Refiner Location	Conformant Certifications

Tin	Operaciones Metalurgicas S.A.	CID001337	Bolivia (Plurinational State Of)	RMAP
Tin	Thaisarco	CID001898	Thailand	RMAP
Tin	VQB Mineral and Trading Group JSC	CID002015	Viet Nam
Tungsten	A.L.M.T. Corp.	CID000004	Japan	RMAP
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam	RMAP
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China	RMAP
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China	RMAP - Active
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany	RMAP
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China	RMAP
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China	RMAP
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China	RMAP

Country of Origin

The countries of origin of the Conflict Minerals processed by the smelters and refiners that may be in our supply chain include the following countries:

Gold:

Argentina; Armenia; Australia; Austria; Belgium; Bermuda; Bolivia (Plurinational State Of); Brazil; Burundi; Cambodia; Canada; Chile; China; Colombia; Congo; Congo, Democratic Republic Of The; Cote D’ivoire; Czechia; Djibouti; Ecuador; Egypt; Estonia; Ethiopia; Finland; France; Germany; Ghana; Guinea; Guyana; Hong Kong; Hungary; India; Indonesia; Ireland; Israel; Italy; Japan; Jersey; Kazakhstan; Korea, Republic Of; Kyrgyzstan; Lao People’s Democratic Republic; Luxembourg; Madagascar; Malaysia; Mali; Mexico; Mongolia; Mozambique; Myanmar; Namibia; Netherlands; New Zealand; Niger; Nigeria; Papua New Guinea; Peru; Philippines; Poland; Portugal; Russian Federation; Rwanda; Saudi Arabia; Sierra Leone; Singapore; Slovakia; South Africa; Spain; Suriname; Sweden; Switzerland; Taiwan, Province Of China; Tajikistan; Tanzania, United Republic Of; Thailand; Turkey; United Arab Emirates; United Kingdom Of Great Britain And Northern Ireland; United States Of America; Uzbekistan; Viet Nam; Zambia; Zimbabwe.

Tantalum:

Angola; Argentina; Australia; Austria; Belarus; Belgium; Bolivia (Plurinational State Of); Brazil; Burundi; Cambodia; Canada; Central African Republic; Chile; China; Colombia; Congo; Congo, Democratic Republic Of The; Cote D’ivoire; Czechia; Djibouti; Ecuador; Egypt; Estonia; Ethiopia; France; Germany; Ghana; Guinea; Guyana; Hungary; India; Indonesia; Ireland; Israel; Italy; Japan; Jersey; Kazakhstan; Kenya; Korea, Republic Of; Lao People’s Democratic Republic; Luxembourg; Madagascar; Malaysia; Mali; Mexico; Mongolia; Mozambique; Myanmar; Namibia; Netherlands; Niger; Nigeria; Peru; Philippines; Poland; Portugal; Russian Federation; Rwanda; Sierra Leone; Singapore; Slovakia; South Africa; South Sudan; Spain; Suriname; Switzerland; Taiwan, Province Of China; Tanzania, United Republic Of; Thailand; Uganda; United Kingdom Of Great Britain And Northern Ireland; United States Of America; Viet Nam; Zambia; Zimbabwe.

Tin:

Angola; Argentina; Australia; Austria; Belgium; Bolivia (Plurinational State Of); Brazil; Burundi; Cambodia; Canada; Central African Republic; Chile; China; Colombia; Congo; Congo, Democratic Republic Of The; Cote D’ivoire; Czechia; Djibouti; Ecuador; Egypt; Estonia; Ethiopia; France; Germany; Guyana; Hong Kong; Hungary; India; Indonesia; Ireland; Israel; Japan; Jersey; Kazakhstan; Kenya; Korea, Republic Of; Kyrgyzstan; Lao People’s Democratic Republic; Luxembourg; Madagascar; Malaysia; Mexico; Mongolia; Morocco; Mozambique; Myanmar; Namibia; Netherlands; Nigeria; Papua New Guinea; Peru; Philippines; Poland; Portugal; Russian Federation; Rwanda; Sierra Leone; Singapore; Slovakia; South Africa; South Sudan; Spain; Suriname; Sweden; Switzerland; Taiwan, Province Of China; Tanzania, United Republic Of; Thailand; Turkey; Uganda; United Kingdom Of Great Britain And Northern Ireland; United States Of America; Uzbekistan; Viet Nam; Zambia; Zimbabwe.

Tungsten:

Angola; Argentina; Australia; Austria; Belgium; Bolivia (Plurinational State Of); Brazil; Burundi; Cambodia; Canada; Central African Republic; Chile; China; Colombia; Congo; Congo, Democratic Republic Of The; Cote D’ivoire; Czechia; Djibouti; Ecuador; Egypt; Estonia; Ethiopia; France; Germany; Guinea; Guyana; Hungary; India; Indonesia; Ireland; Israel; Japan; Kazakhstan; Korea, Republic Of; Lao People’s Democratic Republic; Luxembourg; Madagascar; Malaysia; Mexico; Mongolia; Mozambique; Myanmar; Namibia; Netherlands; Niger; Nigeria; Papua New Guinea; Peru; Philippines; Portugal; Russian Federation; Rwanda; Sierra Leone; Singapore; Slovakia; South Africa; South Sudan; Spain; Suriname; Switzerland; Taiwan, Province Of China; Tanzania, United Republic Of; Thailand; Uganda; United Kingdom Of Great Britain And Northern Ireland; United States Of America; Viet Nam; Zambia; Zimbabwe.

Steps to be Taken to Mitigate Risk

Stereotaxis plans to continue to work with our suppliers as deemed appropriate to help them understand and satisfy our conflict-free and reporting expectations. We expect suppliers to maintain active conflict minerals programs and to improve the quality and completeness of their CMRT submissions over time. We will continue to monitor the progress of suppliers who report that they are sourcing from non-conformant smelters believed to source conflict minerals from the Covered Countries, work to improve supplier response rates, and continue to evolve our internal due diligence determination process.

Additional Risk Factors

Our conflict minerals disclosure is made in good faith and based on our best efforts. However, other factors could have led to errors in the disclosure. They include, but are not limited to, gaps in supplier data, suppliers providing data at the company level as opposed to at the product level, errors in supplier knowledge, gaps in smelter auditing processes, errors in public data, errors in language translation, and delays in reporting data through the lengthy supply chain that exists between the upstream smelters or refiners and Stereotaxis as an end-item manufacturer. Even with a robust due diligence program, residual risk remains due to the complexity and opacity of global mineral supply chains.

This Specialized Disclosure Report on Form SD contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include any plans or intentions to improve the number and quality of supplier response rates and steps we intend to take to mitigate risk in our supply chain. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, Stereotaxis’ actions and the results of those actions may be affected by: (a) changes in global regulations related to the extraction of and disclosure obligations related to Conflict Minerals; (b) the ability of our direct suppliers to provide accurate information in response to our requests; (c) the availability of alternate sources of materials necessary to the functionality or production of our products on commercially reasonable terms or at all; (d) the ability of certified smelters to meet demand for raw materials; and (e) limits on our ability to unilaterally influence supplier behavior. These forward-looking statements are made as of the date hereof, and Stereotaxis assumes no obligation to update such statements.